Exhibit 99.1

News Release
HP Names Meg Whitman President and Chief Executive Officer Ray Lane appointed executive chairman; Léo Apotheker steps down as president, chief executive officer and director

PALO ALTO, Calif., Sept. 22, 2011 – HP today announced that its board of directors has appointed Meg Whitman as president and chief executive officer.

In addition, Ray Lane has moved from non-executive chairman to executive chairman of the board of directors, and the board intends to appoint a lead independent director promptly. These leadership appointments are effective immediately and follow the decision that Léo Apotheker step down as president and chief executive officer and resign as a director of the company.

“We are fortunate to have someone of Meg Whitman’s caliber and experience step up to lead HP,” said Lane. “We are at a critical moment and we need renewed leadership to successfully implement our strategy and take advantage of the market opportunities ahead. Meg is a technology visionary with a proven track record of execution. She is a strong communicator who is customer focused with deep leadership capabilities. Furthermore, as a member of HP’s board of directors for the past eight months, Meg has a solid understanding of our products and markets.”

Whitman said, “I am honored and excited to lead HP. I believe HP matters – it matters to Silicon Valley, California, the country and the world.”

Speaking on behalf of the board, Lane said, “We very much appreciate Léo’s efforts and his service to HP since his appointment last year. The board believes that the job of the HP CEO now requires additional attributes to successfully execute on the company’s strategy. Meg Whitman has the right operational and communication skills and leadership abilities to deliver improved execution and financial performance.”

Editorial Contacts Mylene Mangalindan, HP +1 650 236 0005 corpmediarelations@hp.com Michael Thacker, HP +1 650 857 2254 corpmediarelations@hp.com www.hp.com/go/newsroom

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News Release

Financial analyst conference call details

HP will host an audio webcast for financial analysts and stockholders to discuss today’s announcement. Details are below:

When: Sept. 22, 2 p.m. PT / 5 p.m. ET

URL: www.hp.com/investor/briefing

It is recommended that attendees dial in 15 minutes early to avoid registration delays.

About HP

HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. The world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure at the convergence of the cloud and connectivity, creating seamless, secure, context-aware experiences for a connected world. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements of the plans, strategies and objectives of management for future operations, including execution of growth strategies, transformation initiatives and restructuring plans; any statements concerning expected development, performance or market share relating to products and services; any statements regarding anticipated operational and financial results; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; the competitive pressures faced by HP’s businesses; the development and transition of new products and services (and the enhancement of existing products and services) to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its customers, suppliers and partners; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; integration and other risks associated with business combination and investment transactions; the hiring and retention of key employees; expectations and assumptions relating to the execution and timing of growth strategies, transformation initiatives and restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2011 and HP’s other filings with the Securities and Exchange Commission, including but not limited to HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2011 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.

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